Exhibit 99.1

Republic Bancorp, Inc. Reports Record 2012 Net Income of $119.3 Million, a 27% Increase Over 2011. Fourth Quarter 2012 Net Income Increases 7% Over Fourth Quarter 2011

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 17, 2013--Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report its fifth consecutive year of increased earnings by ending 2012 with net income of $119.3 million, representing a $25.2 million, or 27%, increase over 2011. Annual return on average assets (“ROA”) and return on average equity (“ROE”) during 2012 were both industry-strong at 3.35% and 22.51%. Diluted Earnings per Class A Common Share increased 27% for 2012 to $5.69 for the year ended December 31, 2012.

Republic earned fourth quarter net income of $6.6 million, a $417,000 increase over the fourth quarter of 2011. Diluted Earnings per Class A Common Share increased to $0.33 for the fourth quarter of 2012. ROA and ROE were both solid during the quarter at 0.77% and 4.95%. Steve Trager, Republic’s Chairman and CEO, commented: “In addition to strong earnings, we generated solid loan and deposit growth during 2012 with loans increasing $365 million, or 16%, and deposits growing $249 million, or 14%, while maintaining strong credit quality and plentiful capital.”

Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company (“RB&T”) and Republic Bank (“RB”).

The following chart highlights Republic’s fourth quarter and year-to-date 2012 financial performance compared to the same period in 2011:

	Three Months Ended		%	Year Ended		%
(dollars in thousands, except per share data)	12/31/12	12/31/11	Change	12/31/12	12/31/11	Change

Income Before Income Tax Expense	$10,186	$8,363	22%	$183,945	$144,197	28%
Net Income	$6,621	$6,204	7%	$119,339	$94,149	27%
Diluted Earnings per Class A Share	$0.33	$0.30	10%	$5.69	$4.49	27%
ROA	0.77%	0.76%	1%	3.35%	2.76%	21%
ROE	4.95%	5.46%	-9%	22.51%	21.42%	5%

Year in Review

The year 2012 represented a record year for Republic. In addition to strong earnings results, the Company also achieved many other successes while positioning itself well for the future. Following are a few highlights from this past year:

Acquisitions – On January 27, 2012, Republic entered the Nashville, Tennessee market by acquiring selected assets and substantially all deposits of Tennessee Commerce Bank (“TCB”). On September 7, 2012, Republic entered the Minneapolis, Minnesota market by acquiring substantially all assets and assuming all liabilities of First Commercial Bank (“FCB”). Both transactions were Federal Deposit Insurance Corporation (“FDIC”) assisted transactions without loss share agreements. As a result of the significant discount in both transactions, Republic recorded total bargain purchase gains of $55.4 million in 2012.

Special Cash Dividend – Republic paid a one-time special cash dividend on December 21, 2012 of $1.10 per share on its Class A common stock and $1.00 per share on its Class B common stock for its shareholders of record on November 30, 2012. The total payout by the Company for this special dividend was $22.9 million. The special dividend was not only a reward for past successes, but also represents the confidence that management and the board of directors have for the Company’s future prospects. After the special dividend, Republic’s capital ratios continue to be very strong, as the Company remains well-positioned to support continued organic balance sheet growth and expansion through future acquisitions, should opportunities arise.

Increased Quarterly Cash Dividends – Despite continued uncertainty in the economic environment, Republic once again increased its cash dividend by 7% in the second quarter of 2012 thanks to its strong earnings and capital position. This represented the 12th consecutive year that the Company increased its quarterly cash dividend.

Stock Repurchase Program – The Company increased its repurchase activity of the Company’s stock during the fourth quarter of 2012 through its board authorized repurchase program. During the fourth quarter, the Company bought back 63,000 shares of Republic’s stock with 524,000 shares still authorized for repurchase by the Company’s board of directors.

National Recognition – In February 2012, Republic was identified as the best performing bank in the United States by Bank Director magazine. Republic’s top rating was based on its core return on tangible common equity and its ratio of average tangible common equity to tangible assets. Data was collected by the New York-based investment banking firm Sandler O’Neill + Partners from 484 publicly traded U.S. banks from July 1, 2009 through June 30, 2011.

Industry-solid Credit Quality – As it has throughout the Company’s history, credit quality remains a primary focus at Republic. The Company continued to dedicate many resources and high level associates to improving its already industry solid credit metrics in 2012. As a result of the efforts of all Republic associates, the Core Banking credit metrics continue to place it among the best in its peer group as illustrated below:

	Peer(1)	As of and for the Year Ending
Core Banking Credit Quality Ratios	09/30/12	12/31/12	12/31/11	12/31/10

Non-performing loans / Total loans	2.52%	0.82%	1.02%	1.30%

Non-performing assets / Total loans (including OREO) (2)	3.17%	1.79%	1.49%	1.84%

Delinquent loans / Total loans	3.35%	0.79%	1.07%	1.24%

Net loan charge-offs / Average loans	0.62%	0.34%	0.24%	0.51%

(1) Peer information obtained from the Uniform Bank Performance Report, Peer Group #1 - Insured Commercial Banks having assets greater than $3 billion.
(2) OREO = Other Real Estate Owned

Traditional Bank Deposit Growth – The year 2012 represented another solid year of core deposit growth. Despite historically low interest rates, the Traditional Bank was able to grow its low cost core deposit account base by $227 million during the year, with $54 million of this growth attributable to its newly acquired banks. The Company was able to attract these low cost deposit accounts by capitalizing on its attractive technology offerings, such as business on-site deposit and business on-line banking, in combination with superior customer service and the safety and soundness of a high performing institution.

Mortgage Warehouse Lending - In June 2011, the Bank began offering its new warehouse lending product. With this product, the Bank provides short-term, revolving credit facilities to mortgage banking companies secured by single family first lien residential real estate loans. As of December 31, 2012, after 19 months of operations, warehouse lines of credit outstanding were $217 million from total credit commitments of $331 million.

Mortgage Banking – Mortgage banking income increased $4.5 million for 2012, as the Company’s application volume increased from $585 million during 2011 to $782 million during 2012. Republic experienced increased demand over the prior year primarily due to a lower rate environment and favorable secondary market conditions. As the Company enters 2013, it hopes to continue to capitalize on a favorable interest rate environment for long-term fixed rate loans through a new $0 closing cost promotion.

Republic Bank Foundation – The Republic Bank Foundation was created in March 2010 to ensure the on-going legacy of giving that Republic has displayed throughout its 30-year history. An initial $5 million contribution was made to the Foundation in 2010, with an additional $5 million contributed in 2011. Thanks to another strong year in 2012, Republic was able to further its support of the Foundation with a $2.5 million contribution during the first quarter of the year.

Republic Processing Group (“RPG”) and Tax Refund Solutions (“TRS”) – The TRS division, which is part of the larger RPG segment, completed another strong year in 2012 generating net income of $60.8 million, as it processed over $10.7 billion in tax refunds for 3.5 million clients across the United States.

As part of its discontinuance of the Refund Anticipation Loan (“RAL”) product during 2012, the Company realigned its TRS segment to become a division of the newly formed RPG. Along with the TRS division, the Company operates Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”) as divisions of RPG, which were formed in 2012 to capitalize on the internal resources of TRS by expanding the Company’s consumer product offerings in 2013 and beyond.

During the first half of 2013, through the RPS division, RB plans to become an issuing bank which offers general purpose reloadable prepaid debit, payroll, gift and incentive cards through third party program managers, while through the RCS division, RB&T plans to pilot short-term consumer credit products through on-line channels.

Results of Operations for the Fourth Quarter of 2012 Compared to the Fourth Quarter of 2011

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking increased from $7.8 million during the fourth quarter of 2011 to $8.7 million during the fourth quarter of 2012. The increase in the Core Bank’s earnings was primarily driven by higher net interest income and another solid quarter in mortgage banking.

Net interest income within the Core Bank rose to $30.5 million for the fourth quarter of 2012, an increase of $3.7 million, or 14%, over the fourth quarter of 2011. The increase in net interest income for the quarter was primarily attributable to year-over-year growth in loans of $365 million. Included in the year-over-year growth in loans was approximately $139 million in loans outstanding as of December 31, 2012 related to the TCB and FCB acquisitions. In addition, Republic’s existing franchise grew loans by $226 million during 2012 with $176 million of that growth attributable to the Company’s mortgage warehouse lending product. As a result, the Traditional Bank’s net interest margin remained healthy at 3.69% for the fourth quarter of 2012, compared to 3.56% for the fourth quarter of 2011.

The Core Bank’s provision for loan losses was higher during the fourth quarter of 2012, increasing from $952,000 during the fourth quarter of 2011 to $1.7 million during the fourth quarter of 2012. The overall higher provision was a result of provisions from successful refinance activity to retail borrowers displaying weaknesses in their ability to make payments under their previous contractual loan terms. These additional provisions were partially offset by a decrease in the Bank’s general allowance for loan losses resulting from improved credit metrics. Overall, the Core Bank’s credit metrics continue to place it among the highest performers in the banking industry. The Core Bank’s delinquent loans to total loans and non-performing loans to total loans ratios remained near their lowest levels since 2007. In addition, the Core Bank’s net charge-offs continued to trend in a favorable direction since its peak in 2009.

Non-interest income for the Core Bank was $9.1 million for the fourth quarter of 2012 compared to $6.3 million for the fourth quarter of 2011. The Core Bank had a solid quarter of mortgage banking income, which increased $2.1 million over the fourth quarter of 2011, as overall application volume during the quarter increased from $133 million during the fourth quarter of 2011 to $175 million during the fourth quarter of 2012. Also contributing to the increase in non-interest income was a positive adjustment of $712,000 to the FCB bargain purchase gain as additional information relative to the acquisition date fair values became available.

Core Banking non-interest expenses increased $3.9 million for the fourth quarter of 2012 to $24.5 million. Primarily driving this increase was an increase of $3.2 million in the salaries and employee benefits category. The Core Bank experienced growth in its number of associates due to the new staff added from the two banks acquired during 2012 in addition to the increase in support staff to facilitate its on-going acquisition strategy. The increased staffing costs were partially offset during the fourth quarter of 2012 by a $1.3 million credit to salary expense for reduced incentive compensation accruals as the Company finalized its incentive compensation payouts for the year. By comparison, the Company recorded a credit to salary expense for reduced incentive compensation accruals of $1.9 million during the fourth quarter of 2011.

RPG

RPG, which derives substantially all of its revenues during the first and second quarters of the year, historically operates at a net loss during the third and fourth quarters, as the Company prepares for the upcoming tax season. For the fourth quarter of 2012, RPG recorded a net loss of $2.1 million compared to a net loss of $1.5 million for the fourth quarter of 2011. RPG’s net loss during the fourth quarter of 2011 benefited from a $1.1 million credit to non-interest expense related to the positive resolution of certain previously accrued penalties assessed to TRS by the FDIC.

Acquisition Integration

Continuing operations in Tennessee (formerly TCB) reached profitability on a monthly basis when the Company converted its operating systems in July of 2012. During the fourth quarter of 2012, the Company’s Tennessee market contributed $556,000 to the Company’s income before income tax expense.

Overall, the contractual amount of the loans purchased through the TCB acquisition was reduced from $79 million as of the acquisition date to $42 million as of December 31, 2012. The carrying value of the loans purchased in the TCB transaction was $57 million as of the acquisition date compared to $31 million as of December 31, 2012.

With a market president firmly in place, Republic will now seek to grow its franchise in the Nashville market using the same business principles that brought the Company success in the past. In addition, the Company will also seek to expand its footprint in the market beyond its current location.

During the fourth quarter of 2012, Minnesota (formerly FCB) contributed $1.2 million to the Company’s overall income before income tax expense due to the profitability of its on-going operations in combination with a positive adjustment to the bargain purchase gain of $712,000 as previously mentioned.

Overall, the contractual amount of the loans purchased through the FCB acquisition was reduced from $172 million as of the acquisition date to $139 million as of December 31, 2012. The carrying value of the loans purchased in the FCB transaction was $128 million as of the acquisition date compared to $108 million as of December 31, 2012.

The operating systems of Minnesota will be converted during the middle of the first quarter of 2013. After the system conversion, Minnesota, which has been profitable since acquisition, is expected to marginally increase its contribution to the gross operating profit of the Core Bank.

Conclusion

“As we complete another solid year at Republic, we look forward once again to a new year with great optimism. With strong capital, solid asset quality and 750+ associates that are second to none, we are ready to tackle the challenges and take advantage of the opportunities the new year will undoubtedly bring. We are enthusiastic about our new markets in Tennessee and Minnesota and are extremely excited with the thought of adding more markets in 2013 through additional acquisitions. We are also optimistic about the future opportunities with RPG. Despite the fact that the Company will likely experience a substantial decrease in earnings during 2013 as a result of the projected decline in business at RPG, we are excited about the growth and diversification opportunities that RPG’s expanded product offerings will create if we are successful with our plans. It is the great pride I have in our past success and the optimism that I have for our future which allows me to say to our associates, our clients and our shareholders: ‘We were here for you yesterday. We are here for you today. We will be here for you tomorrow,’” concluded Trager.

Republic Bancorp, Inc. (Republic) has 44 banking centers and is the parent company of Republic Bank & Trust Company and Republic Bank. Republic Bank & Trust Company has 34 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville, three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany, one banking center in Franklin (Nashville), Tennessee, and one banking center in Bloomington (Minneapolis), Minnesota. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey and Temple Terrace, Florida as well as Blue Ash (Cincinnati), Ohio. Republic offers internet banking at www.republicbank.com. Republic has $3.4 billion in assets and is headquartered in Louisville, Kentucky. Republic’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow.®

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, future acquisitions, current expectations and assumptions regarding its business, the economy and other future conditions. Forward-looking statements can be identified by the use of the words “expect,” “anticipate,” “believe,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements, which speak only as of the date on which they are made. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Form 10-Q for the period ended September 30, 2012. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2012 Earnings Release
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Dec. 31, 2012	Dec. 31, 2011
Assets:
Cash and cash equivalents	$137,691	$362,971
Investment securities	484,256	674,022
Mortgage loans held for sale	10,614	4,392
Loans	2,650,197	2,285,295
Allowance for loan losses	(23,729)	(24,063)
Federal Home Loan Bank stock, at cost	28,377	25,980
Premises and equipment, net	33,197	34,681
Goodwill	10,168	10,168
Other real estate owned	26,203	10,956
Other assets and accrued interest receivable	37,425	35,589
Total assets	$3,394,399	$3,419,991

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$479,046	$408,483
Interest-bearing	1,503,882	1,325,495
Total deposits	1,982,928	1,733,978

Securities sold under agreements to repurchase and other short-term borrowings	250,884	230,231
Federal Home Loan Bank advances	542,600	934,630
Subordinated note	41,240	41,240
Other liabilities and accrued interest payable	40,045	27,545
Total liabilities	2,857,697	2,967,624

Stockholders' equity	536,702	452,367
Total liabilities and Stockholders' equity	$3,394,399	$3,419,991

Average Balance Sheet Data
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2012	2011	2012	2011
Assets:
Investment securities, including FHLB stock	$564,272	$735,336	$640,830	$678,804
Federal funds sold and other interest-earning deposits	106,359	126,045	187,790	315,530
Loans and fees, including loans held for sale	2,650,267	2,255,757	2,504,150	2,246,259
Total earning assets	3,320,898	3,117,138	3,332,770	3,240,593
Total assets	3,448,191	3,246,296	3,560,739	3,416,921

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$542,973	$430,705	$624,053	$509,457
Interest-bearing deposits	1,505,108	1,379,159	1,512,455	1,540,515
Securities sold under agreements to repurchase and other short-term borrowings	220,279	275,085	237,414	278,861
Federal Home Loan Bank advances	570,147	625,047	560,659	558,249
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,336,774	2,320,531	2,351,768	2,418,865
Stockholders' equity	534,724	454,343	530,096	439,636

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2012 Earnings Release (continued)

Income Statement Data
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2012	2011	2012	2011

Total interest income(1)	$35,930	$33,607	$183,459	$195,115
Total interest expense	5,379	6,710	22,804	30,255

Net interest income	30,551	26,897	160,655	164,860

Provision for loan losses	1,324	463	15,043	17,966

Non interest income:
Service charges on deposit accounts	3,469	3,524	13,496	14,105
Refund transfer fees	177	124	78,304	88,195
Mortgage banking income	2,856	807	8,447	3,899
Debit card interchange fee income	1,430	1,399	5,817	5,791
Bargain purchase gain - TCB	-	-	27,614	-
Bargain purchase gain - FCB	712	-	27,824	-
Gain on sale of banking center	-	-	-	2,856
Net gain on sales, calls and impairment of securities	-	77	56	2,006
Other	694	537	3,520	2,772
Total non interest income	9,338	6,468	165,078	119,624

Non interest expenses:
Salaries and employee benefits	14,428	11,332	60,633	54,966
Occupancy and equipment, net	5,538	5,277	22,474	21,713
Communication and transportation	1,139	1,227	5,806	5,695
Marketing and development	759	729	3,429	3,237
FDIC insurance expense	395	707	1,403	4,425
Bank franchise tax expense	553	653	3,916	3,645
Data processing	863	855	4,309	3,207
Debit card interchange expense	553	549	2,462	2,239
Supplies	366	736	2,114	2,353
Other real estate owned expense	1,049	889	3,537	2,356
Charitable contributions	231	223	3,341	5,933
Legal expense	583	846	1,866	3,969
FDIC civil money penalty	-	(1,100)	-	900
FHLB advance prepayment penalty	-	-	2,436	-
Other	1,922	1,616	9,019	7,683
Total non interest expenses	28,379	24,539	126,745	122,321

Income before income tax expense	10,186	8,363	183,945	144,197
Income tax expense	3,565	2,159	64,606	50,048

Net income	$6,621	$6,204	$119,339	$94,149

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2012 Earnings Release (continued)

Selected Data and Statistics
	As of and for the		As of and for the
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2012	2011	2012	2011
Per Share Data:

Basic average shares outstanding	20,971	20,954	20,959	20,945
Diluted average shares outstanding	21,020	20,996	21,028	20,993

End of period shares outstanding:
Class A Common Stock	18,694	18,652	18,694	18,652
Class B Common Stock	2,271	2,300	2,271	2,300

Book value per share	$25.60	$21.59	$25.60	$21.59
Tangible book value per share(2)	24.86	20.81	24.86	20.81

Earnings per share:
Basic earnings per Class A Common Stock	$0.33	$0.30	$5.71	$4.50
Basic earnings per Class B Common Stock	0.21	0.28	5.55	4.45
Diluted earnings per Class A Common Stock	0.33	0.30	5.69	4.49
Diluted earnings per Class B Common Stock	0.21	0.28	5.53	4.44

Cash dividends declared per share:
Class A Common Stock	$1.265	$0.154	$1.749	$0.605
Class B Common Stock	1.150	0.140	1.590	0.550

Performance Ratios:

Return on average assets	0.77%	0.76%	3.35%	2.76%
Return on average equity	4.95	5.46	22.51	21.42
Efficiency ratio(3)	71	74	39	43
Yield on average interest-earning assets	4.33	4.31	5.50	6.02
Cost of interest-bearing liabilities	0.92	1.16	0.97	1.25
Net interest spread	3.41	3.15	4.53	4.77
Net interest margin - Total Company	3.68	3.45	4.82	5.09
Net interest margin - Traditional Bank	3.69	3.56	3.64	3.55

Other Information:

End of period full-time equivalent employees	797	710	797	710
Number of banking centers	44	42	44	42

Republic Bancorp, Inc. Financial Information Fourth Quarter 2012 Earnings Release (continued)

Credit Quality Data and Statistics	As of and for the		As of and for the
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2012	2011	2012	2011
Asset Balances - Total Company:

Loans on non-accrual status	$18,506	$23,306	$18,506	$23,306
Loans past due 90 days or more and still on accrual	3,173	-	3,173	-
Total non-performing loans	21,679	23,306	21,679	23,306
Other real estate owned	26,203	10,956	26,203	10,956
Total non-performing assets	47,882	34,262	47,882	34,262
Total delinquent loans	20,844	24,433	20,844	20,844

Asset Balances - Acquired Banks:

Loans on non-accrual status	$-	NA	$-	NA
Loans past due 90 days or more and still on accrual	3,173	NA	3,173	NA
Total non-performing loans	3,173	NA	3,173	NA
Other real estate owned	14,498	NA	14,498	NA
Total non-performing assets	17,671	NA	17,671	NA
Total delinquent loans	5,967	NA	5,967	NA

Credit Quality Ratios - Total Company:

Non-performing loans to total loans	0.82%	1.02%	0.82%	1.02%
Non-performing assets to total loans (including OREO)	1.79	1.49	1.79	1.49
Non-performing assets to total assets	1.41	1.00	1.41	1.00
Allowance for loan losses to total loans	0.90	1.05	0.90	1.05
Allowance and non-accretable yield to total GCLPR(4)	2.34	1.05	2.34	1.05
Allowance for loan losses to non-performing loans	109	103	109	103
Delinquent loans to total loans(5)	0.79	1.07	0.79	1.07
Net loan charge-offs to average loans (annualized)	0.26	0.06	0.61	0.76

Credit Quality Ratios - Core Bank:

Non-performing loans to total loans	0.82%	1.02%	0.82%	1.02%
Non-performing assets to total loans (including OREO)	1.79	1.49	1.79	1.49
Non-performing assets to total assets	1.41	1.10	1.41	1.10
Allowance for loan losses to total loans	0.90	1.05	0.90	1.05
Allowance and non-accretable yield to total GCLPR(4)	2.34	1.05	2.34	1.05
Allowance for loan losses to non-performing loans	109	103	109	103
Delinquent loans to total loans(5)	0.79	1.07	0.79	1.07
Net loan charge-offs to average loans (annualized)	0.31	0.15	0.34	0.24

Credit Quality Ratios - Core Bank Excluding Acquired Banks:

Non-performing loans to total loans	0.74%	1.02%	0.74%	1.02%
Non-performing assets to total loans (including OREO)	1.20	1.49	1.20	1.49
Non-performing assets to total assets	0.95	1.10	0.95	1.10
Allowance for loan losses to total loans	0.94	1.05	0.94	1.05
Allowance for loan losses to non-performing loans	127	103	127	103
Delinquent loans to total loans(5)	0.59	1.07	0.59	1.07
Net loan charge-offs to average loans (annualized)	0.33	0.15	0.35	0.24

Credit Quality Ratios - Acquired Banks:

Non-performing loans to total loans	2.29%	NA	2.29%	NA
Non-performing assets to total loans (including OREO)	11.54	NA	11.54	NA
Non-performing assets to total assets	8.73	NA	8.73	NA
Allowance for loan losses to total loans	0.15	NA	0.15	NA
Allowance and non-accretable yield to total GCLPR(4)	21.83	NA	21.83	NA
Allowance for loan losses to non-performing loans	7	NA	7	NA
Delinquent loans to total loans(5)	4.30	NA	4.30	NA
Net loan charge-offs to average loans (annualized)	-	NA	-	NA

Republic Bancorp, Inc. Financial Information Fourth Quarter 2012 Earnings Release (continued)

Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Assets:
Cash and cash equivalents	$137,691	$96,187	$124,357	$186,504	$362,971
Investment securities	484,256	581,262	608,090	630,298	674,022
Mortgage loans held for sale	10,614	3,385	4,093	4,459	4,392
Loans held for sale	-	-	-	17,003	-
Loans	2,650,197	2,642,357	2,440,394	2,394,787	2,285,295
Allowance for loan losses	(23,729)	(24,100)	(22,510)	(23,732)	(24,063)
Federal Home Loan Bank stock, at cost	28,377	28,784	28,391	28,439	25,980
Premises and Equipment, net	33,197	32,984	32,962	34,321	34,681
Goodwill	10,168	10,168	10,168	10,168	10,168
Other real estate owned	26,203	25,148	18,345	24,149	10,956
Other assets and interest receivable	37,425	39,601	34,510	38,438	35,589
Total assets	$3,394,399	$3,435,776	$3,278,800	$3,344,834	$3,419,991

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$479,046	$514,893	$513,136	$595,498	$408,483
Interest-bearing	1,503,882	1,540,717	1,392,155	1,453,301	1,325,495
Total deposits	1,982,928	2,055,610	1,905,291	2,048,799	1,733,978

Securities sold under agreements to repurchase and other short-term borrowings	250,884	169,839	194,412	225,719	230,231
Federal Home Loan Bank advances	542,600	553,487	538,555	413,593	934,630
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	40,045	57,844	59,589	81,990	27,545
Total liabilities	2,857,697	2,878,020	2,739,087	2,811,341	2,967,624

Stockholders' equity	536,702	557,756	539,713	533,493	452,367
Total liabilities and Stockholders' equity	$3,394,399	$3,435,776	$3,278,800	$3,344,834	$3,419,991

Average Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Assets:
Investment securities, including FHLB stock	$564,272	$629,542	$680,134	$690,328	$735,336
Federal funds sold and other interest-earning deposits	106,359	82,404	100,407	645,863	126,045
Loans and fees, including loans held for sale	2,650,267	2,520,174	2,406,180	2,439,331	2,255,757
Total earning assets	3,320,898	3,232,120	3,186,721	3,775,523	3,117,138
Total assets	3,448,191	3,322,077	3,309,764	4,153,256	3,246,296

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$542,973	$505,127	$533,649	$922,628	$430,705
Interest-bearing deposits	1,505,108	1,462,069	1,414,427	1,670,167	1,379,159
Securities sold under agreements to repurchase and other short-term borrowings	220,279	208,051	250,515	271,322	275,085
Federal Home Loan Bank advances	570,147	523,053	479,064	681,518	625,047
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,336,774	2,234,413	2,185,246	2,664,247	2,320,531
Stockholders' equity	534,724	539,863	534,576	511,694	454,343

Republic Bancorp, Inc. Financial Information Fourth Quarter 2012 Earnings Release (continued)

Income Statement Data
	Three Months Ended
	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011

Total interest income (1)	$35,930	$34,128	$33,814	$79,587	$33,607
Total interest expense	5,379	5,556	5,502	6,367	6,710
Net interest income	30,551	28,572	28,312	73,220	26,897

Provision for loan losses	1,324	2,083	466	11,170	463

Non interest income:
Service charges on deposit accounts	3,469	3,438	3,286	3,303	3,524
Refund transfer fees	177	231	6,147	71,749	124
Mortgage banking income	2,856	2,274	1,963	1,354	807
Debit card interchange fee income	1,430	1,390	1,441	1,556	1,399
Bargain purchase gain - TCB	-	(189)	(96)	27,899	-
Bargain purchase gain - FCB	712	27,112	-	-	-
Gain on sale of banking center	-	-	-	-	-
Net gain on sales, calls and impairment of securities	-	-	-	56	77
Other	694	589	1,345	892	537
Total non interest income	9,338	34,845	14,086	106,809	6,468

Non interest expenses:
Salaries and employee benefits	14,428	14,921	14,313	16,971	11,332
Occupancy and equipment, net	5,538	5,718	5,144	6,074	5,277
Communication and transportation	1,139	1,045	961	2,661	1,227
Marketing and development	759	828	904	938	729
FDIC insurance expense	395	287	291	430	707
Bank franchise tax expense	553	729	703	1,931	653
Data processing	863	1,030	1,195	1,221	855
Debit card interchange expense	553	648	660	601	549
Supplies	366	270	529	949	736
Other real estate owned expense	1,049	1,328	555	605	889
Charitable contributions	231	232	200	2,678	223
Legal expense	583	388	527	368	846
FDIC civil money penalty	-	-	-	-	(1,100)
FHLB advance prepayment penalty	-	-	-	2,436	-
Other	1,922	2,338	1,469	3,290	1,616
Total non interest expenses	28,379	29,762	27,451	41,153	24,539

Income before income tax expense	10,186	31,572	14,481	127,706	8,363
Income tax expense	3,565	10,904	4,903	45,234	2,159

Net income	$6,621	$20,668	$9,578	$82,472	$6,204

Republic Bancorp, Inc. Financial Information Fourth Quarter 2012 Earnings Release (continued)

Selected Data and Statistics
	As of and for the Three Months Ended
	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Per Share Data:

Basic average shares outstanding	20,971	20,948	20,958	20,956	20,954
Diluted average shares outstanding	21,020	21,029	21,017	21,055	20,996

End of period shares outstanding:
Class A Common Stock	18,694	18,673	18,658	18,662	18,652
Class B Common Stock	2,271	2,271	2,299	2,299	2,300

Book value per share	$25.60	$26.63	$25.75	$25.45	$21.59
Tangible book value per share(2)	24.86	25.88	25.01	24.69	20.81

Earnings per share:
Basic earnings per Class A Common Stock	$0.33	$0.99	$0.46	$3.94	$0.30
Basic earnings per Class B Common Stock	0.21	0.97	0.44	3.92	0.28
Diluted earnings per Class A Common Stock	0.33	0.98	0.46	3.92	0.30
Diluted earnings per Class B Common Stock	0.21	0.97	0.44	3.90	0.28

Cash dividends declared per share:
Class A Common Stock	$1.265	$0.165	$0.165	$0.154	$0.154
Class B Common Stock	1.150	0.150	0.150	0.140	0.140

Performance Ratios:

Return on average assets	0.77%	2.49%	1.16%	7.94%	0.76%
Return on average equity	4.95	15.31	7.17	64.47	5.46
Efficiency ratio(3)	71	47	65	23	74
Yield on average interest-earning assets	4.33	4.22	4.22	8.56	4.31
Cost of interest-bearing liabilities	0.92	0.99	1.01	0.96	1.16
Net interest spread	3.41	3.23	3.21	7.60	3.15
Net interest margin - Total Company	3.68	3.54	3.53	7.87	3.45
Net interest margin - Traditional Bank	3.69	3.54	3.57	3.58	3.56

Other Information:

End of period full-time equivalent employees	797	772	749	723	710
Number of banking centers	44	44	43	43	42

Republic Bancorp, Inc. Financial Information Fourth Quarter 2012 Earnings Release (continued)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Asset Balances - Total Company:
Loans on non-accrual status	$18,506	$20,436	$21,819	$23,370	$23,306
Loans past due 90 days or more and still on accrual	3,173	616	50	-	-
Total non-performing loans	21,679	21,052	21,869	23,370	23,306
Other real estate owned	26,203	25,148	18,345	24,149	10,956
Total non-performing assets	47,882	46,200	40,214	47,519	34,262
Total delinquent loans	20,844	17,892	18,120	27,189	24,433

Non Performing Asset Balances - Acquired Banks:
Loans on non-accrual status	$-	$22	$177	$333	NA
Loans past due 90 days or more and still on accrual	3,173	616	50	-	NA
Total non-performing loans	3,173	638	227	333	NA
Other real estate owned	14,498	12,398	3,272	6,188	NA
Total non-performing assets	17,671	13,036	3,499	6,521	NA
Total delinquent loans	5,967	711	672	997	NA

Credit Quality Ratios - Total Company:
Non-performing loans to total loans	0.82%	0.80%	0.90%	0.98%	1.02%
Non-performing assets to total loans (including OREO)	1.79	1.73	1.64	1.96	1.49
Non-performing assets to total assets	1.41	1.34	1.23	1.42	1.00
Allowance for loan losses to total loans	0.90	0.91	0.92	0.99	1.05
Allowance and non-accretable yield to total GCLPR(4)	2.34	2.56	1.42	1.59	1.05
Allowance for loan losses to non-performing loans	109	114	103	102	103
Delinquent loans to total loans(5)	0.79	0.68	0.74	1.14	1.07
Net loan charge-offs to average loans (annualized)	0.26	0.08	0.28	1.89	0.06

Credit Quality Ratios - Core Bank:
Non-performing loans to total loans	0.82%	0.80%	0.90%	0.98%	1.02%
Non-performing assets to total loans (including OREO)	1.79	1.73	1.64	1.96	1.49
Non-performing assets to total assets	1.41	1.34	1.23	1.42	1.10
Allowance for loan losses to total loans	0.90	0.91	0.92	0.99	1.05
Allowance and non-accretable yield to total GCLPR(4)	2.34	2.56	1.42	1.59	1.05
Allowance for loan losses to non-performing loans	109	114	103	102	103
Delinquent loans to total loans(5)	0.79	0.68	0.74	1.14	1.07
Net loan charge-offs to average loans (annualized)	0.31	0.15	0.28	0.65	0.15

Credit Quality Ratios - Core Bank Excluding Acquired Banks:
Non-performing loans to total loans	0.74%	0.82%	0.90%	0.98%	1.02%
Non-performing assets to total loans (including OREO)	1.20	1.33	1.52	1.74	1.49
Non-performing assets to total assets	0.95	1.04	1.16	1.29	1.10
Allowance for loan losses to total loans	0.94	0.97	0.94	1.01	1.05
Allowance for loan losses to non-performing loans	127	118	104	103	103
Delinquent loans to total loans(5)	0.59	0.69	0.73	1.12	1.07
Net loan charge-offs to average loans (annualized)	0.33	0.16	0.29	0.67	0.15

Credit Quality Ratios - Acquired Banks:
Non-performing loans to total loans	2.29%	0.38%	0.59%	0.67%	NA
Non-performing assets to total loans (including OREO)	11.54	7.53	8.38	11.62	NA
Non-performing assets to total assets	8.73	5.40	3.20	3.72	NA
Allowance for loan losses to total loans	0.15	-	-	-	NA
Allowance and non-accretable yield to total GCLPR(4)	21.83	21.49	24.03	22.41	NA
Allowance for loan losses to non-performing loans	7	-	-	-	NA
Delinquent loans to total loans(5)	4.30	0.44	1.75	2.00	NA
Net loan charge-offs to average loans (annualized)	-	-	-	-	NA

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2012 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as branches and subsidiary banks), which are then aggregated if operating performance, products/services, and customers are similar.

As of December 31, 2012, the Company was divided into three distinct business operating segments: Traditional Banking, Mortgage Banking and Republic Processing Group (“RPG”). During 2012, the Company realigned the previously reported Tax Refund Solutions (“TRS”) segment as a division of the newly formed RPG segment. Along with the TRS division, Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”) were created to operate as divisions of the RPG segment.

Nationally, through Republic Bank & Trust Company (“RB&T”), RPG facilitates the receipt and payment of federal and state tax refund products under the TRS division. Nationally, through Republic Bank, the RPS division is preparing to become an issuing bank to offer general purpose reloadable prepaid debit, payroll, gift and incentive cards through third party program managers. Nationally, through RB&T, the RCS division is preparing to pilot short-term consumer credit products through multiple channels, including the internet and retail locations. For the projected near-term, as the programs are established, the operating results of the RPS and RCS divisions are expected to be immaterial to the Company’s overall results of operations and will therefore not be reported as a separate business operating segment until such time, if any, that they become material to the Company’s overall results of operations.

Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations; servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations; Refund Anticipation Loan (“RAL”) fees and Refund Transfer fees (“RTs”) (formerly referred to as Electronic Refund Checks/Electronic Refund Deposits or “ERCs/ERDs” or “ARs/ARDs”) provide the majority of the revenue from TRS. All Company operations are domestic.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes which are not segment specific are allocated based on income before income tax expense. Transactions among reportable segments are made at fair value.

Segment information for the three months and years ended December 31, 2012 and 2011 follows:

Republic Bancorp, Inc. Financial Information Fourth Quarter 2012 Earnings Release (continued)

	Three Months Ended December 31, 2012
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$30,425	$117	$9	$30,551

Provision for loan losses	1,662	-	(338)	1,324

Refund transfer fees	-	-	177	177
Mortgage banking income	-	2,856	-	2,856
Bargain purchase gains	712	-	-	712
Other non interest income	5,569	12	12	5,593
Total non interest income	6,281	2,868	189	9,338

Total non interest expenses	23,628	914	3,837	28,379

Income (loss) before income tax expense	11,416	2,071	(3,301)	10,186
Income tax expense (benefit)	4,028	724	(1,187)	3,565
Net income (loss)	$7,388	$1,347	$(2,114)	$6,621

Segment end of period assets	$3,371,934	$15,752	$6,713	$3,394,399

Net interest margin	3.69%	NM	NM	3.68%

	Three Months Ended December 31, 2011
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$26,766	$110	$21	$26,897

Provision for loan losses	952	-	(489)	463

Refund transfer fees	-	-	124	124
Mortgage banking income	-	807	-	807
Net gain on sales, calls and impairment of securities	77	-	-	77
Other non interest income	5,426	27	7	5,460
Total non interest income	5,503	834	131	6,468

Total non interest expenses	19,549	1,094	3,896	24,539

Income (loss) before income tax expense	11,768	(150)	(3,255)	8,363
Income tax expense (benefit)	3,920	(52)	(1,709)	2,159
Net income (loss)	$7,848	$(98)	$(1,546)	$6,204

Segment end of period assets	$3,099,426	$10,880	$309,685	$3,419,991

Net interest margin	3.56%	NM	NM	3.45%

Republic Bancorp, Inc. Financial Information Fourth Quarter 2012 Earnings Release (continued)

	Year Ended December 31, 2012
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$114,831	$400	$45,424	$160,655

Provision for loan losses	8,167	-	6,876	15,043

Refund transfer fees	-	-	78,304	78,304
Mortgage banking income	-	8,447	-	8,447
Net gain on sales, calls and impairment of securities	56	-	-	56
Bargain purchase gains	55,438	-	-	55,438
Other non interest income	22,574	39	220	22,833
Total non interest income	78,068	8,486	78,524	165,078

Total non interest expenses	100,380	3,842	22,523	126,745

Income before income tax expense	84,352	5,044	94,549	183,945
Income tax expense	29,178	1,765	33,663	64,606
Net income	$55,174	$3,279	$60,886	$119,339

Segment end of period assets	$3,371,934	$15,752	$6,713	$3,394,399

Net interest margin	3.64%	NM	NM	4.82%

	Year Ended December 31, 2011
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$105,346	$401	$59,113	$164,860

Provision for loan losses	6,406	-	11,560	17,966

Refund transfer fees	-	-	88,195	88,195
Mortgage banking income	-	3,899	-	3,899
Net gain on sales, calls and impairment of securities	2,006	-	-	2,006
Other non interest income	25,089	78	357	25,524
Total non interest income	27,095	3,977	88,552	119,624

Total non interest expenses	87,389	3,849	31,083	122,321

Income before income tax expense	38,646	529	105,022	144,197
Income tax expense	12,183	185	37,680	50,048
Net income	$26,463	$344	$67,342	$94,149

Segment end of period assets	$3,099,426	$10,880	$309,685	$3,419,991

Net interest margin	3.55%	NM	NM	5.09%

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2012 Earnings Release (continued)

_____________________________________
(1) – The amount of loan fee income included in total interest income was $2.4 million and $788,000 for the quarters ended December 31, 2012 and 2011. The amount of loan fee income included in total interest income was $50.8 million and $62.3 million for the years ended December 31, 2012 and 2011.

The amount of loan fee income included in total interest income per quarter was as follows: $2.4 million (quarter ended December 31, 2012), $1.1 million (quarter ended September 30, 2012), $1.3 million (quarter ended June 30, 2012), $46.0 million (quarter ended March 31, 2012) and $788,000 (quarter ended December 31, 2011).

(2) – The following table provides a reconciliation of total stockholders’ equity in accordance with GAAP to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Total stockholders' equity (a)	$536,702	$557,756	$539,713	$533,493	$452,367
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	510	589	104	113	58
Less: Mortgage servicing rights	4,777	4,980	5,351	5,606	6,087
Tangible stockholders' equity (c)	$521,247	$542,019	$524,090	$517,606	$436,054

Total assets (b)	$3,394,399	$3,435,776	$3,278,800	$3,344,834	$3,419,991
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	510	589	104	113	58
Less: Mortgage servicing rights	4,777	4,980	5,351	5,606	6,087
Tangible assets (d)	$3,378,944	$3,420,039	$3,263,177	$3,328,947	$3,403,678

Total stockholders' equity to total assets (a/b)	15.81%	16.23%	16.46%	15.95%	13.23%
Tangible stockholders' equity to tangible assets (c/d)	15.43%	15.85%	16.06%	15.55%	12.81%

Number of shares outstanding (e)	20,965	20,944	20,957	20,961	20,952

Book value per share (a/e)	$25.60	$26.63	$25.75	$25.45	$21.59
Tangible book value per share (c/e)	24.86	25.88	25.01	24.69	20.81

(3) – Equals total non-interest expense divided by the sum of net interest income and non interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2012 Earnings Release (continued)

(4) – The following tables reflect the calculation of the allowance for loan losses plus non-accretable yield on purchased, credit impaired loans as a percentage of total gross contractual loan principal receivable (“GCLPR”). While this ratio is not considered in accordance with GAAP, it provides additional insight regarding the Bank’s ability to absorb impairment of contractual loan principal receivable.

	Quarterly Comparison - Total Company
(in thousands, except per share data)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Allowance for loan losses	$23,729	$24,100	$22,510	$23,732	$24,063
Non-accretable yield	39,264	44,660	12,404	14,615	-
Total (f)	$62,993	$68,760	$34,914	$38,347	$24,063

Total loans	$2,650,197	$2,642,357	$2,440,394	$2,394,787	$2,285,295
Non-accretable yield	39,264	44,660	12,404	14,615	-
Accretable yield	2,953	2,830	700	679	-
Total GCLPR (g)	$2,692,414	$2,689,847	$2,453,498	$2,410,081	$2,285,295

Allowance and non-accretable yield to total GCLPR (f/g)	2.34%	2.56%	1.42%	1.59%	1.05%

	Quarterly Comparison - Acquired Banks
(in thousands, except per share data)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Allowance for loan losses	$214	$-	$-	$-
Non-accretable yield	39,264	44,660	12,404	14,615
Total (h)	$39,478	$44,660	$12,404	$14,615

Total loans	$138,616	$160,341	$38,506	$49,933
Non-accretable yield	39,264	44,660	12,404	14,615
Accretable yield	2,953	2,830	700	679
Total GCLPR (i)	$180,833	$207,831	$51,610	$65,227

Allowance and non-accretable yield to total GCLPR (h/i)	21.83%	21.49%	24.03%	22.41%

(5) – Equals total loans exceeding 30 days past due divided by total loans.

NA – Not applicable
NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer